East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

EAST WEST BANCORP REPORTS RECORD NET INCOME FOR 2025 OF $1.3 BILLION AND DILUTED EARNINGS PER SHARE OF $9.52; INCREASES DIVIDEND 33%

Pasadena, California – January 22, 2026 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, reported its financial results for the full year and fourth quarter of 2025. Full year 2025 net income was $1.3 billion, or $9.52 per diluted share. Fourth quarter 2025 net income was $356 million, or $2.55 per diluted share. Full-year returns on average assets were 1.70%, returns on average common equity were 16.0%, and book value per share grew 15.9% year-over-year.

“2025 marked another record year for revenue, net interest income, fees, noninterest income, net income, and earnings per share,” said Dominic Ng, Chairman and Chief Executive Officer. “Our results underscore the breadth of value we provide our clients. I am particularly proud of our associates’ focus on driving growth in business checking account relationships. We added thousands of new business accounts in 2025 and experienced healthy growth in noninterest-bearing deposit balances. In doing so, we strengthened the durability of our business, generated a 17% return on average tangible common equity1 for shareholders, and increased tangible book value per share1 by 17% year-over-year,” Ng continued.

“Credit trends remained resilient, with net charge-offs and criticized loans both declining quarter-over-quarter,” Ng continued. “Given our strong capital and profitability, we are pleased to announce the board declared a $0.20 increase in our quarterly common stock dividend to $0.80 per quarter. We remain committed to delivering top-tier shareholder returns, supported by prudent balance sheet growth, industry-leading efficiency, and sound risk management,” concluded Ng.

FINANCIAL HIGHLIGHTS

	Year Ended		Year-over-Year Change
($ in millions, except per share data)	December 31, 2025	December 31, 2024	$	%

Total Revenue	$2,932	$2,614	$318	12%
Net Income	1,325	1,166	159	14
Pre-tax, Pre-provision Income[2]	1,891	1,661	230	14
Diluted Earnings per Share	$9.52	$8.33	$1.19	14
Book Value per Share	$64.68	$55.79	$8.89	16
Tangible Book Value per Share[1]	$61.27	$52.39	$8.88	17%
Return on Average Assets	1.70%	1.60%	—	10 bps
Return on Average Common Equity	16.01%	15.93%	—	8 bps
Return on Average Tangible Common Equity[1]	16.99%	17.05%	—	-6 bps
Total Stockholders’ Equity to Assets Ratio	11.06%	10.17%	—	89 bps
Tangible Common Equity Ratio[1]	10.54%	9.60%	—	94 bps
Total Deposits	$67,083	$63,175	$3,908	6%
Total Loans	$56,899	$53,727	$3,172	6%
Total Assets	$80,435	$75,976	$4,459	6%

[1] Return on average tangible common equity, tangible book value per share, and tangible common equity ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 16.

[2] Pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 15.

BALANCE SHEET
•Assets – Total assets were $80.4 billion as of December 31, 2025, an increase of $0.8 billion, or 1%, from $79.7 billion as of September 30, 2025. Year-over-year, total assets grew $4.5 billion, or 6%, from $76.0 billion as of December 31, 2024.

Fourth quarter 2025 average interest-earning assets of $76.6 billion were up $0.4 billion, or 1%, from $76.2 billion in the third quarter, primarily reflecting a $0.4 billion increase in average total loans outstanding, while average securities growth was driven by an offsetting decrease in average interest-bearing cash and deposits with banks.

•Loans – Total loans reached a record $56.9 billion as of December 31, 2025, an increase of $1.1 billion from $55.8 billion as of September 30, 2025. Year-over-year, total loans were up $3.2 billion, or 6%, from $53.7 billion as of December 31, 2024.

Fourth quarter 2025 average total loans grew by $0.4 billion, or 1%, to $55.6 billion, from $55.2 billion in the third quarter of 2025.

•Deposits – Total deposits reached a record $67.1 billion as of December 31, 2025, an increase of $0.5 billion from $66.6 billion as of September 30, 2025, primarily reflecting growth in noninterest-bearing demand and interest-bearing checking deposits. Noninterest-bearing deposits made up 25% of total deposits as of December 31, 2025. Year-over-year, total deposits increased $3.9 billion, or 6%, from $63.2 billion as of December 31, 2024.

Fourth quarter 2025 total average deposits of $66.8 billion increased $0.6 billion from the third quarter of 2025, primarily reflecting growth in average noninterest-bearing demand and time deposits partly offset by a decrease in average money market deposits.

•Capital – As of December 31, 2025, stockholders’ equity was $8.9 billion, up 4% quarter-over-quarter. The total stockholders’ equity to assets ratio was 11.06% as of December 31, 2025, compared with 10.77% as of September 30, 2025.

Book value per share was $64.68 as of December 31, 2025, up $2.29, or 4% quarter-over-quarter. As of December 31, 2025, tangible book value per share3 was $61.27, up $2.30, or 4% quarter-over-quarter.

East West’s regulatory capital ratios are well in excess of requirements for well-capitalized institutions, and well above regional bank averages.

CAPITAL STRENGTH
Capital metrics as of December 31, 2025, September 30, 2025, and December 31, 2024 are presented below.

EWBC Capital
($ in millions)	December 31, 2025 (a)	September 30, 2025	December 31, 2024 (b)
Risk-Weighted Assets (“RWA”) (c)	$57,762	$57,043	$54,942
Risk-based capital ratios:
Total capital ratio	16.42%	16.15%	15.58%
CET1 capital ratio	15.10%	14.83%	14.27%
Tier 1 capital ratio	15.10%	14.83%	14.27%
Leverage ratio	10.95%	10.66%	10.42%
Total stockholders’ equity to assets ratio	11.06%	10.77%	10.17%
Tangible common equity ratio (d)	10.54%	10.24%	9.60%

(a)The Company’s December 31, 2025 regulatory capital ratios and RWA are preliminary.
(b)The Company applied the 2020 Current Expected Credit Losses (“CECL”) transition provision in the December 31, 2024 regulatory capital ratio calculations. The CECL transition provision permitted certain banking organizations to exclude from regulatory capital the initial adoption impact of CECL, plus 25% of the cumulative changes in the allowance for credit losses under CECL for each period until December 31, 2021, followed by a three-year phase-out period in which the aggregate benefit was reduced by 25% in 2022, 50% in 2023 and 75% in 2024. The CECL transition was no longer in effect as of January 1, 2025.
(c)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.
(d)Tangible common equity ratio is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 16.

[3] Tangible book value per share is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 16.

OPERATING RESULTS

Full Year Earnings - Full year 2025 revenue was a record $2.9 billion, up $318 million, or 12% year-over-year, driven by record annual net interest income and noninterest income. Full year pre-tax, pre-provision income4 was a record $1.9 billion, an increase of $230 million, or 14% year-over-year. Full year net income was a record $1.3 billion, or $9.52 per diluted share, both up 14% year-over-year.

Fourth Quarter Earnings – Fourth quarter 2025 net income was $356 million or $2.55 per diluted share. Fourth quarter 2025 revenue was $758 million and pre-tax, pre-provision income4 totaled $498 million.

Fourth Quarter 2025 Compared to Third Quarter 2025

Net Interest Income and Net Interest Margin

Net interest income totaled $658 million in the fourth quarter, a decrease of $20 million, or 3%, from $678 million, primarily reflecting $32 million of discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans recognized in the third quarter.
•Net interest margin was 3.41%, down 12 basis points from the prior quarter.
•The average loan yield was 6.20%, down 41 basis points from the prior quarter. The average interest-earning asset yield was 5.55%, down 33 basis points from the prior quarter.
•The average cost of funds and interest-bearing deposits was 2.37% and 3.05%, respectively in the fourth quarter, a 21 basis point decrease each from the prior quarter.

Noninterest Income

Noninterest income totaled $100 million in the fourth quarter, unchanged from the third quarter. Fee income5 totaled $87 million, down $4 million from $92 million in the prior quarter.

•Commercial and consumer deposit-related fees, lending and loan servicing fees, and foreign exchange income increased a combined $2 million in the fourth quarter, primarily reflecting higher customer activity.
•Customer derivative income and wealth management fees decreased a combined $7 million in the fourth quarter, primarily reflecting lower customer activity.
•Other investment income increased $7 million quarter-over-quarter, primarily due to recoveries related to the Company’s investment in DC Solar and higher income from investments.
•Other income decreased $4 million quarter-over-quarter, primarily reflecting the realization of a bank-owned life insurance-related event in the third quarter.

Noninterest Expense

Total noninterest expense was $261 million in the fourth quarter, which included $17 million of amortization for tax credit and Community Reinvestment Act investments. Total operating noninterest expense was $244 million, down $17 million from $261 million in the prior quarter.

•Compensation and employee benefits were $152 million, a decrease of $24 million, primarily reflecting $27 million of additional compensation expense from a change in equity award recognition for retirement eligible employees in the third quarter.
•Deposit insurance premiums and regulatory assessments were $4 million, a decrease of $5 million, reflecting a higher FDIC special assessment reversal quarter-over-quarter.
•Deposit account expense was $8 million, a decrease of $1 million, reflecting lower rates and balances in certain accounts.
•Computer and software related expenses were $15 million, an increase of $2 million, largely due to an increase in software-related expenses.
•Other operating expense was $49 million, an increase of $10 million, primarily reflecting an increase in net other real estate owned write-downs.
•The efficiency ratio was 34.5% in the fourth quarter, compared with 35.6% in the prior quarter.

[4] Pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 15.
[5] Fee income includes commercial and consumer deposit-related fees, lending and loan servicing fees, foreign exchange income, wealth management fees, and customer derivative income. Refer to Table 3 for additional fee and noninterest income information.

TAX RELATED ITEMS

Full year 2025 income tax expense was $400 million, and the effective tax rate was 23.2%, compared with income tax expense of $316 million and an effective tax rate of 21.3% for the full year of 2024. Fourth quarter 2025 income tax expense was $111 million and the effective tax rate was 23.7%, compared with income tax expense of $97 million and 20.8% in the third quarter of 2025, reflecting the timing of certain renewable energy tax credit investments that closed and were placed into service in the third quarter.

ASSET QUALITY

As of December 31, 2025, the credit quality of our loan portfolio remained resilient.
•Fourth quarter 2025 net charge-offs were $12 million, or annualized 0.08% of average loans HFI, compared with $18 million, or annualized 0.13% of average loans HFI, for the third quarter of 2025. Full year 2025 net charge-offs were $60 million, or 0.11% of average loans HFI, compared with $139 million, or 0.26% of average loans HFI for full year 2024.
•The criticized loans ratio decreased 13 basis points quarter-over-quarter to 2.01% of loans held-for-investment (“HFI”) as of December 31, 2025, compared with 2.14% as of September 30, 2025. Criticized loans decreased $50 million quarter-over-quarter to $1.1 billion as of December 31, 2025.
•The special mention loans ratio decreased 15 basis points quarter-over-quarter to 0.61% of loans HFI as of December 31, 2025, compared with 0.76% as of September 30, 2025, while the classified loans ratio increased 2 basis points to 1.40%.
•The allowance for loan losses increased to $810 million, or 1.42% of loans HFI, as of December 31, 2025, compared with $791 million, or 1.42% of loans HFI, as of September 30, 2025, driven primarily by loan growth.
•Nonperforming assets increased $7 million to $208 million as of December 31, 2025, from $201 million as of September 30, 2025. The nonperforming assets ratio was 0.26% of total assets as of December 31, 2025, up 1 basis point from the prior quarter.
•Fourth quarter 2025 provision for credit losses was $30 million, compared with $36 million in the third quarter of 2025.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared the first quarter 2026 dividend for the Company’s common stock. The common stock cash dividend of $0.80 per share is payable on February 17, 2026 to shareholders of record as of February 2, 2026. This represents a 33% increase, or twenty cents per share, to the quarterly common stock dividend, up from $0.60 per share previously. The new annual dividend equivalent is $3.20 per share, compared with $2.40 per share previously.

East West repurchased approximately ten thousand shares of common stock during the fourth quarter of 2025 for $1 million. $215 million of East West’s share repurchase authorization remains available.

About East West

East West provides financial services that help customers reach further and connect to new opportunities. East West Bancorp, Inc. is a public company (Nasdaq: “EWBC”) with total assets of $80.4 billion as of December 31, 2025. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, and operates over 110 locations in the United States and Asia. The Bank’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas, and Washington. For more information on East West, visit www.eastwestbank.com.

Conference Call

East West will host a conference call to discuss fourth quarter and full year 2025 earnings with the public on Thursday, January 22, 2026, at 2:00 p.m. PT/5:00 p.m. ET. The public and investment community are invited to listen as management discusses fourth quarter and full year 2025 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. - (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call, a listen-only live broadcast of the call, and information to access a replay one hour after the call will all be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

For Investor Inquiries, Contact:	For Media Inquiries, Contact:
Adrienne Atkinson	Angie Tang
SVP - Director of Investor Relations	SVP - Director of Corporate Communications
T: (626) 788-7536	T: (626) 768-6853
E: adrienne.atkinson@eastwestbank.com	E: angie.tang@eastwestbank.com

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain “forward-looking statements” that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. East West Bancorp, Inc. (referred to herein on an unconsolidated basis as “East West” and on a consolidated basis as the “Company,” “we,” “us,” “our” or “EWBC”) may make forward-looking statements in other documents that it files with, or furnishes to, the United States (“U.S.”) Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts and that are based on current assumptions, beliefs, estimates, expectations and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Forward-looking statements may relate to various matters, including the Company’s financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions or variations thereof, and the negative thereof, but these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to known and unknown risks and uncertainties.

Factors that might cause future results to differ materially from historical performance and any forward-looking statements include, but are not limited to: changes in local, regional and global business, economic and political conditions and natural or geopolitical events; the soundness of other financial institutions and the impacts related to or resulting from bank failures and other industry volatility, including potential increased regulatory requirements, FDIC insurance premiums and assessments, and deposit withdrawals; changes in trade, tariff, tax, monetary and fiscal policies; changes in immigration laws and enforcement practices, or travel and visa related policies; current or potential disputes between the U.S. and the People’s Republic of China, Singapore, and other countries; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, and patterns and behaviors; the Company’s ability to compete effectively against financial institutions and other entities, including as a result of emerging technologies; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; changes in market interest rates, competition, regulatory requirements and product mix; changes in the Company’s costs of operation, compliance and expansion; disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks, and the disclosure or misuse of confidential information; the adequacy of the Company’s risk management framework; future credit quality and performance, including expectations regarding future credit losses and allowance levels; adverse changes to the Company’s credit ratings; legal proceedings, regulatory investigations and their resolution; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; and any strategic acquisitions or divestitures and the introduction of new or expanded products and services or other events that may directly or indirectly result in a negative impact on the financial performance of the Company and its customers.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 28, 2025 under the heading Item 1A. Risk Factors and its subsequent filings with the SEC. You should treat forward-looking statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				December 31, 2025 % or Basis Point Change
	December 31, 2025	September 30, 2025	December 31, 2024	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and cash equivalents, and deposits with banks	$4,204,328	$4,762,394	$5,298,940	(11.7)%		(20.7)%
Securities purchased under resale agreements (“resale agreements”)	425,000	425,000	425,000	—		—
Available-for-sale (“AFS”) debt securities (amortized cost of $13,619,781, $13,189,313 and $11,505,775)	13,212,220	12,741,152	10,846,811	3.7		21.8
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of $2,479,746, $2,467,362 and $2,387,754)	2,870,058	2,880,682	2,917,413	(0.4)		(1.6)
Total cash, resale agreements and debt securities	20,711,606	20,809,228	19,488,164	(0.5)		6.3
Loans held-for-sale (“HFS”)	20,976	19,596	—	7.0		100.0
Loans held-for-investment (“HFI”) (net of allowance for loan losses of $809,773, $790,520 and $702,052)	56,068,399	54,976,252	53,024,585	2.0		5.7
Affordable housing partnership, tax credit and Community Reinvestment Act (“CRA”) investments, net	969,492	982,247	926,640	(1.3)		4.6
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	125,407	77,855	81,967	61.1		53.0
Other assets	2,073,420	2,338,656	1,989,422	(11.3)		4.2
Total assets	$80,434,997	$79,669,531	$75,976,475	1.0%		5.9%

Liabilities and Stockholders’ Equity
Deposits	$67,082,701	$66,587,556	$63,175,023	0.7%		6.2%
Short-term borrowings	—	9,851	—	(100.0)		—
Federal Home Loan Bank (“FHLB”) advances	3,000,000	3,000,000	3,500,000	—		(14.3)
Securities sold under repurchase agreements (“repurchase agreements”)	—	53,489	—	(100.0)		—
Long-term debt and finance lease liabilities	35,645	35,707	35,974	(0.2)		(0.9)
Operating lease liabilities	138,206	83,998	89,263	64.5		54.8
Accrued expenses and other liabilities	1,279,243	1,316,130	1,453,161	(2.8)		(12.0)
Total liabilities	71,535,795	71,086,731	68,253,421	0.6		4.8
Stockholders’ equity	8,899,202	8,582,800	7,723,054	3.7		15.2
Total liabilities and stockholders’ equity	$80,434,997	$79,669,531	$75,976,475	1.0%		5.9%

Total cash, resale agreements and debt securities/total assets	25.75%	26.12%	25.65%	(37)	bps	10	bps
Total stockholders’ equity to assets ratio	11.06%	10.77%	10.17%	29		89
Tangible common equity (“TCE”) ratio (1)	10.54%	10.24%	9.60%	30	bps	94	bps
Book value per share	$64.68	$62.39	$55.79	3.7%		15.9%
Tangible book value (1) per share	$61.27	$58.97	$52.39	3.9		17.0
Number of common shares at period-end	137,579	137,568	138,437	0.0%		(0.6)%

(1)The TCE ratio and the tangible book value are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 16.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				December 31, 2025 % Change
	December 31, 2025	September 30, 2025	December 31, 2024	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$18,650,755	$18,001,529	$17,397,158	3.6%	7.2%
Commercial real estate (“CRE”):
CRE	15,407,088	15,231,167	14,655,340	1.2	5.1
Multifamily residential	5,112,328	5,037,284	4,953,442	1.5	3.2
Construction and land	742,357	776,587	666,162	(4.4)	11.4
Total CRE	21,261,773	21,045,038	20,274,944	1.0	4.9
Consumer:
Residential mortgage:
Single-family residential	15,002,549	14,820,911	14,175,446	1.2	5.8
Home equity lines of credit (“HELOCs”)	1,911,897	1,852,408	1,811,628	3.2	5.5
Total residential mortgage	16,914,446	16,673,319	15,987,074	1.4	5.8
Other consumer	51,198	46,886	67,461	9.2	(24.1)
Total loans HFI (1)	56,878,172	55,766,772	53,726,637	2.0	5.9
Loans HFS	20,976	19,596	—	7.0	100.0
Total loans (1)	56,899,148	55,786,368	53,726,637	2.0	5.9
Allowance for loan and lease losses (“ALLL”)	(809,773)	(790,520)	(702,052)	2.4	15.3
Net loans (1)	$56,089,375	$54,995,848	$53,024,585	2.0%	5.8%

Deposits by product:
Noninterest-bearing demand	$16,697,099	$16,141,954	$15,450,428	3.4%	8.1%
Interest-bearing checking	7,989,255	7,854,206	7,940,692	1.7	0.6
Money market	15,439,729	15,609,931	14,816,511	(1.1)	4.2
Savings	1,671,804	1,689,978	1,751,620	(1.1)	(4.6)
Time deposits	25,284,814	25,291,487	23,215,772	0.0	8.9
Total deposits	$67,082,701	$66,587,556	$63,175,023	0.7%	6.2%

Deposits by segment/region:
Consumer and Business Banking - U.S. (2)	$34,494,368	$34,378,478	$32,832,926	0.3%	5.1%
Commercial Banking - U.S. (2)	24,367,113	24,126,028	23,405,769	1.0	4.1
International Branches (3)	3,875,631	3,835,351	3,412,262	1.1	13.6
Treasury and Other - U.S. (4)	4,345,589	4,247,699	3,524,066	2.3	23.3
Total deposits	$67,082,701	$66,587,556	$63,175,023	0.7%	6.2%

(1)Includes $26 million, $24 million and $46 million of net deferred loan fees and net unamortized premiums as of December 31, 2025, September 30, 2025 and December 31, 2024, respectively.
(2)Excludes deposits presented under International Branches.
(3)Deposits of our Hong Kong branch and China subsidiary bank branches are a subset of Commercial Banking segment deposits.
(4)Treasury and Other segment deposits reflect wholesale, public funds, and brokered deposits, primarily managed by the Company’s Treasury department.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			December 31, 2025 % Change
	December 31, 2025	September 30, 2025	December 31, 2024	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income (1)	$1,072,863	$1,129,732	$1,059,266	(5.0)%	1.3%
Interest expense	415,039	452,202	471,640	(8.2)	(12.0)
Net interest income before provision for credit losses	657,824	677,530	587,626	(2.9)	11.9
Provision for credit losses	30,000	36,000	70,000	(16.7)	(57.1)
Net interest income after provision for credit losses	627,824	641,530	517,626	(2.1)%	21.3%
Noninterest income:
Commercial and consumer deposit-related fees	29,495	28,409	26,468	3.8	11.4
Lending and loan servicing fees	28,567	27,605	24,737	3.5	15.5
Foreign exchange income	14,862	14,491	16,643	2.6	(10.7)
Wealth management fees	11,034	14,562	9,829	(24.2)	12.3
Customer derivative income	3,427	6,442	3,782	(46.8)	(9.4)
Total fee income	87,385	91,509	81,459	(4.5)	7.3
Derivative mark-to-market and credit valuation adjustments	1,035	(318)	3,811	NM	(72.8)
Net gains on AFS debt securities	29	57	90	(49.1)	(67.8)
Other investment income (loss) (2)	7,223	705	(590)	NM	NM
Other income	4,758	8,564	3,396	(44.4)	40.1
Total noninterest income	100,430	100,517	88,166	(0.1)%	13.9%
Noninterest expense:
Compensation and employee benefits (3)	151,892	175,585	139,870	(13.5)%	8.6%
Occupancy and equipment expense	17,181	16,970	16,384	1.2	4.9
Deposit account expense	7,977	8,851	10,923	(9.9)	(27.0)
Computer and software related expenses	15,028	12,949	13,099	16.1	14.7
Deposit insurance premiums and regulatory assessments (4)	3,563	8,644	6,201	(58.8)	(42.5)
Other operating expense (2)	48,540	38,231	44,108	27.0	10.0
Total operating noninterest expense	244,181	261,230	230,585	(6.5)	5.9
Amortization of tax credit and CRA investments (2)	17,124	15,693	19,383	9.1	(11.7)
Total noninterest expense	261,305	276,923	249,968	(5.6)	4.5
Income before income taxes	466,949	465,124	355,824	0.4	31.2
Income tax expense	110,678	96,730	62,709	14.4	76.5
Net income	$356,271	$368,394	$293,115	(3.3)%	21.5%

Earnings per share (“EPS”)
- Basic	$2.58	$2.68	$2.11	(3.7)%	21.8%
- Diluted	$2.55	$2.65	$2.10	(3.7)	21.9
Weighted-average number of shares outstanding
- Basic	138,302	137,676	138,604	0.5%	(0.2)%
- Diluted	139,102	138,942	139,883	0.1	(0.6)

NM - Not meaningful.
(1)Includes $32 million of discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans during the three months ended September 30, 2025.
(2)Includes DC Solar recoveries of $3 million and $700 thousand in Other investment income and Other operating expense, respectively, for the three months ended December 31, 2025. Includes $1 million, $50 thousand and $343 thousand of DC Solar recoveries in Amortization of tax credit and CRA investments for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively.
(3)Includes $4 million and $27 million of additional compensation expense from the change in equity award expense recognition for retirement eligible employees for the three months ended December 31, 2025 and September 30, 2025, respectively.
(4)Includes $7 million, $2 million and $3 million of FDIC special assessment reversals for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Year Ended		December 31, 2025 % Change
	December 31, 2025	December 31, 2024	Yr-o-Yr
Interest and dividend income (1)	$4,293,396	$4,193,196	2.4%
Interest expense	1,740,767	1,914,480	(9.1)
Net interest income before provision for credit losses	2,552,629	2,278,716	12.0
Provision for credit losses	160,000	174,000	(8.0)
Net interest income after provision for credit losses	2,392,629	2,104,716	13.7%
Noninterest income:
Commercial and consumer deposit-related fees	111,844	103,880	7.7
Lending and loan servicing fees	107,988	98,455	9.7
Foreign exchange income	58,905	54,605	7.9
Wealth management fees	50,000	38,627	29.4
Customer derivative income	19,053	14,923	27.7
Total fee income	347,790	310,490	12.0
Derivative mark-to-market and credit valuation adjustments	(2,197)	1,478	NM
Net gains on AFS debt securities	963	2,069	(53.5)
Other investment income (2)	10,868	5,611	93.7
Other income	21,803	15,570	40.0
Total noninterest income	379,227	335,218	13.1%
Noninterest expense:
Compensation and employee benefits (3)	618,753	550,734	12.4%
Occupancy and equipment expense	66,129	64,399	2.7
Deposit account expense	35,218	47,390	(25.7)
Computer and software related expenses	54,737	47,271	15.8
Deposit insurance premiums and regulatory assessments (4)	31,725	45,736	(30.6)
Other operating expense (2)	165,039	148,301	11.3
Total operating noninterest expense	971,601	903,831	7.5
Amortization of tax credit and CRA investments (2)	74,795	54,242	37.9
Total noninterest expense	1,046,396	958,073	9.2
Income before income taxes	1,725,460	1,481,861	16.4
Income tax expense	400,272	316,275	26.6
Net income	$1,325,188	$1,165,586	13.7%

EPS
- Basic	$9.58	$8.39	14.1%
- Diluted	$9.52	$8.33	14.3
Weighted-average number of shares outstanding
- Basic	138,342	138,898	(0.4)%
- Diluted	139,130	139,958	(0.6)

NM - Not meaningful.
(1)Includes $32 million of discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans during the twelve months ended December 31, 2025.
(2)Includes $3 million of DC Solar recoveries in Other investment income and $700 thousand in Other operating expense for the twelve months ended December 31, 2025. Includes $1 million and $15 million of DC Solar recoveries in Amortization of tax credit and CRA investments for the twelve months ended December 31, 2025 and 2024, respectively.
(3)Includes $31 million of additional compensation expense from the change in equity award expense recognition for retirement eligible employees for the twelve months ended December 31, 2025.
(4)Includes $9 million of FDIC special assessment reversals and charges for each of the twelve months ended December 31, 2025 and 2024, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			December 31, 2025 % Change		Year Ended		December 31, 2025 % Change
	December 31, 2025	September 30, 2025	December 31, 2024	Qtr-o-Qtr	Yr-o-Yr	December 31, 2025	December 31, 2024	Yr-o-Yr
Loans:
Commercial:
C&I	$17,747,561	$17,799,708	$17,010,327	(0.3)%	4.3%	$17,447,333	$16,492,472	5.8%
CRE:
CRE	15,299,691	15,110,134	14,580,509	1.3	4.9	15,003,349	14,587,444	2.9
Multifamily residential	5,053,711	4,963,703	5,046,676	1.8	0.1	4,991,171	5,061,821	(1.4)
Construction and land	742,191	752,402	680,374	(1.4)	9.1	715,283	666,748	7.3
Total CRE	21,095,593	20,826,239	20,307,559	1.3	3.9	20,709,803	20,316,013	1.9
Consumer:
Residential mortgage:
Single-family residential	14,873,723	14,688,172	14,048,515	1.3	5.9	14,571,506	13,753,295	5.9
HELOCs	1,876,303	1,848,524	1,775,587	1.5	5.7	1,848,861	1,751,500	5.6
Total residential mortgage	16,750,026	16,536,696	15,824,102	1.3	5.9	16,420,367	15,504,795	5.9
Other consumer	47,216	45,935	59,273	2.8	(20.3)	47,456	55,500	(14.5)
Total loans (1)	$55,640,396	$55,208,578	$53,201,261	0.8%	4.6%	$54,624,959	$52,368,780	4.3%

Interest-earning assets	$76,643,821	$76,206,138	$72,150,099	0.6%	6.2%	$74,882,487	$69,718,884	7.4%
Total assets	$79,741,088	$79,310,698	$75,121,440	0.5%	6.1%	$77,899,862	$72,821,842	7.0%

Deposits:
Noninterest-bearing demand	$16,392,284	$15,767,292	$14,973,805	4.0%	9.5%	$15,598,605	$14,799,961	5.4%
Interest-bearing checking	7,497,730	7,501,315	7,998,098	0.0	(6.3)	7,589,980	7,731,828	(1.8)
Money market	15,992,899	16,565,937	14,313,494	(3.5)	11.7	15,685,199	13,970,375	12.3
Savings	1,675,200	1,705,332	1,731,414	(1.8)	(3.2)	1,719,422	1,770,041	(2.9)
Time deposits	25,273,335	24,649,891	22,931,856	2.5	10.2	24,256,155	21,400,834	13.3
Total deposits	$66,831,448	$66,189,767	$61,948,667	1.0%	7.9%	$64,849,361	$59,673,039	8.7%

(1)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	December 31, 2025			September 30, 2025
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,357,892	$37,839	3.44%	$4,873,674	$47,170	3.84%
Resale agreements	425,000	1,625	1.52%	425,000	1,616	1.51%
Debt securities:
AFS	13,196,788	149,608	4.50%	12,650,323	146,336	4.59%
HTM	2,873,386	12,195	1.68%	2,884,267	12,226	1.68%
Total debt securities	16,070,174	161,803	3.99%	15,534,590	158,562	4.05%
Loans:
C&I	17,747,561	299,013	6.68%	17,799,708	345,947	7.71%	(2)
CRE	21,095,593	322,936	6.07%	20,826,239	327,168	6.23%
Residential mortgage	16,750,026	246,404	5.84%	16,536,696	245,728	5.90%
Other consumer	47,216	683	5.74%	45,935	675	5.83%
Total loans (3)	55,640,396	869,036	6.20%	55,208,578	919,518	6.61%	(2)
FHLB and FRB stock	150,359	2,560	6.75%	164,296	2,866	6.92%
Total interest-earning assets	$76,643,821	$1,072,863	5.55%	$76,206,138	$1,129,732	5.88%

Noninterest-earning assets:
Cash and due from banks	439,881			410,446
Allowance for loan, lease and securities’ losses	(800,633)			(789,195)
Other assets	3,458,019			3,483,309
Total assets	$79,741,088			$79,310,698

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,497,730	$41,613	2.20%	$7,501,315	$46,725	2.47%
Money market deposits	15,992,899	114,245	2.83%	16,565,937	133,951	3.21%
Savings deposits	1,675,200	3,019	0.71%	1,705,332	3,353	0.78%
Time deposits	25,273,335	228,446	3.59%	24,649,891	230,608	3.71%
Total interest-bearing deposits	50,439,164	387,323	3.05%	50,422,475	414,637	3.26%
Short-term borrowings and federal funds purchased	1,391	12	3.42%	474	3	2.51%
FHLB advances	2,508,153	26,553	4.20%	3,228,262	36,740	4.52%
Repurchase agreements	45,974	505	4.36%	13,012	148	4.51%
Long-term debt and finance lease liabilities	35,663	646	7.19%	35,732	674	7.48%
Total interest-bearing liabilities	$53,030,345	$415,039	3.11%	$53,699,955	$452,202	3.34%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	16,392,284			15,767,292
Accrued expenses and other liabilities	1,544,144			1,462,237
Stockholders’ equity	8,774,315			8,381,214
Total liabilities and stockholders’ equity	$79,741,088			$79,310,698

Total deposits	$66,831,448	$387,323	2.30%	$66,189,767	$414,637	2.49%

Interest rate spread			2.44%			2.54%
Adjusted interest rate spread (4)			2.44%			2.37%
Net interest income and net interest margin		$657,824	3.41%		$677,530	3.53%
Adjusted net interest income and adjusted net interest margin (4)		$657,824	3.41%		$645,234	3.36%

(1)Annualized.
(2)Includes $32 million of additional interest income from discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans during the three months ended September 30, 2025.
(3)Includes loans HFS.
(4)See reconciliation of GAAP to non-GAAP measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	December 31, 2025			December 31, 2024
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,357,892	$37,839	3.44%	$4,585,135	$47,946	4.16%
Resale agreements	425,000	1,625	1.52%	425,000	1,591	1.49%
Debt securities:
AFS	13,196,788	149,608	4.50%	10,852,569	125,628	4.61%
HTM	2,873,386	12,195	1.68%	2,921,096	12,330	1.68%
Total debt securities	16,070,174	161,803	3.99%	13,773,665	137,958	3.98%
Loans:
C&I	17,747,561	299,013	6.68%	17,010,327	317,374	7.42%
CRE	21,095,593	322,936	6.07%	20,307,559	317,526	6.22%
Residential mortgage	16,750,026	246,404	5.84%	15,824,102	233,147	5.86%
Other consumer	47,216	683	5.74%	59,273	749	5.03%
Total loans (2)	55,640,396	869,036	6.20%	53,201,261	868,796	6.50%
FHLB and FRB stock	150,359	2,560	6.75%	165,038	2,975	7.17%
Total interest-earning assets	$76,643,821	$1,072,863	5.55%	$72,150,099	$1,059,266	5.84%

Noninterest-earning assets:
Cash and due from banks	439,881			381,012
Allowance for loan, lease and securities’ losses	(800,633)			(707,689)
Other assets	3,458,019			3,298,018
Total assets	$79,741,088			$75,121,440

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,497,730	$41,613	2.20%	$7,998,098	$56,640	2.82%
Money market deposits	15,992,899	114,245	2.83%	14,313,494	119,420	3.32%
Savings deposits	1,675,200	3,019	0.71%	1,731,414	3,829	0.88%
Time deposits	25,273,335	228,446	3.59%	22,931,856	248,533	4.31%
Total interest-bearing deposits	50,439,164	387,323	3.05%	46,974,862	428,422	3.63%
Short-term borrowings and federal funds purchased	1,391	12	3.42%	783	9	4.57%
FHLB advances	2,508,153	26,553	4.20%	3,500,001	42,429	4.82%
Repurchase agreements	45,974	505	4.36%	4,337	55	5.05%
Long-term debt and finance lease liabilities	35,663	646	7.19%	36,123	725	7.98%
Total interest-bearing liabilities	$53,030,345	$415,039	3.11%	$50,516,106	$471,640	3.71%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	16,392,284			14,973,805
Accrued expenses and other liabilities	1,544,144			1,900,205
Stockholders’ equity	8,774,315			7,731,324
Total liabilities and stockholders’ equity	$79,741,088			$75,121,440

Total deposits	$66,831,448	$387,323	2.30%	$61,948,667	$428,422	2.75%

Interest rate spread			2.44%			2.13%
Net interest income and net interest margin		$657,824	3.41%		$587,626	3.24%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8
	Year Ended
	December 31, 2025				December 31, 2024
	Average Balance	Interest	Average Yield/Rate		Average Balance	Interest	Average Yield/Rate
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,264,056	$159,081	3.73%		$4,936,550	$231,794	4.70%
Resale agreements	425,000	6,475	1.52%		519,263	11,254	2.17%
Debt securities:
AFS	12,516,569	572,959	4.58%		8,811,274	399,280	4.53%
HTM	2,890,503	48,978	1.69%		2,935,937	49,785	1.70%
Total debt securities	15,407,072	621,937	4.04%		11,747,211	449,065	3.82%
Loans:
C&I	17,447,333	1,242,165	7.12%	(1)	16,492,472	1,294,451	7.85%
CRE	20,709,803	1,281,156	6.19%		20,316,013	1,292,973	6.36%
Residential mortgage	16,420,367	968,689	5.90%		15,504,795	900,514	5.81%
Other consumer	47,456	2,651	5.59%		55,500	3,041	5.48%
Total loans (2)	54,624,959	3,494,661	6.40%	(1)	52,368,780	3,490,979	6.67%
FHLB and FRB stock	161,400	11,242	6.97%		147,080	10,104	6.87%
Total interest-earning assets	$74,882,487	$4,293,396	5.73%		$69,718,884	$4,193,196	6.01%

Noninterest-earning assets:
Cash and due from banks	386,798				345,056
Allowance for loan, lease and securities’ losses	(763,105)				(688,448)
Other assets	3,393,682				3,446,350
Total assets	$77,899,862				$72,821,842

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,589,980	$183,262	2.41%		$7,731,828	$221,367	2.86%
Money market deposits	15,685,199	488,496	3.11%		13,970,375	525,870	3.76%
Savings deposits	1,719,422	13,519	0.79%		1,770,041	17,764	1.00%
Time deposits	24,256,155	909,252	3.75%		21,400,834	955,173	4.46%
Total interest-bearing deposits	49,250,756	1,594,529	3.24%		44,873,078	1,720,174	3.83%
BTFP, short-term borrowings and federal funds purchased	740	22	2.97%		962,061	42,163	4.38%
FHLB advances	3,181,509	141,472	4.45%		2,752,733	147,269	5.35%
Repurchase agreements	46,199	2,082	4.51%		3,613	197	5.45%
Long-term debt and finance lease liabilities	35,780	2,662	7.44%		58,467	4,677	8.00%
Total interest-bearing liabilities	$52,514,984	$1,740,767	3.31%		$48,649,952	$1,914,480	3.94%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	15,598,605				14,799,961
Accrued expenses and other liabilities	1,509,865				2,056,755
Stockholders’ equity	8,276,408				7,315,174
Total liabilities and stockholders’ equity	$77,899,862				$72,821,842

Total deposits	$64,849,361	$1,594,529	2.46%		$59,673,039	$1,720,174	2.88%

Interest rate spread			2.42%				2.07%
Adjusted interest rate spread (3)			2.38%				2.07%
Net interest income and net interest margin		$2,552,629	3.41%			$2,278,716	3.27%
Adjusted net interest income and adjusted net interest margin (3)		$2,520,333	3.37%			$2,278,716	3.27%

(1)Includes $32 million of additional interest income from discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans during the twelve months ended December 31, 2025.
(2)Includes loans HFS.
(3)See reconciliation of GAAP to non-GAAP measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)			December 31, 2025 Basis Point Change
	December 31, 2025	September 30, 2025	December 31, 2024	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.77%	1.84%	1.55%	(7)	bps	22	bps
Adjusted return on average assets (2)	1.75%	1.82%	1.54%	(7)		21
Return on average common equity	16.11%	17.44%	15.08%	(133)		103
Adjusted return on average common equity (2)	15.86%	17.20%	14.95%	(134)		91
Return on average TCE (3)	17.03%	18.48%	16.07%	(145)		96
Adjusted return on average TCE (3)	16.77%	18.23%	15.93%	(146)		84
Interest rate spread	2.44%	2.54%	2.13%	(10)		31
Adjusted interest rate spread (4)	2.44%	2.37%	2.13%	7		31
Net interest margin	3.41%	3.53%	3.24%	(12)		17
Adjusted net interest margin (4)	3.41%	3.36%	3.24%	5		17
Average loan yield	6.20%	6.61%	6.50%	(41)		(30)
Adjusted average loan yield (4)	6.20%	6.38%	6.50%	(18)		(30)
Yield on average interest-earning assets	5.55%	5.88%	5.84%	(33)		(29)
Adjusted yield on average interest-earning assets (4)	5.55%	5.71%	5.84%	(16)		(29)
Average cost of interest-bearing deposits	3.05%	3.26%	3.63%	(21)		(58)
Average cost of deposits	2.30%	2.49%	2.75%	(19)		(45)
Average cost of funds	2.37%	2.58%	2.87%	(21)		(50)
Operating noninterest expense/average assets	1.21%	1.31%	1.22%	(10)		(1)
Efficiency ratio	34.46%	35.59%	36.99%	(113)		(253)
Adjusted efficiency ratio (5)	35.17%	33.76%	37.54%	141		(237)
Efficiency ratio (fully taxable equivalent) (“FTE”) (5)	34.42%	35.51%	36.92%	(109)		(250)
Adjusted efficiency ratio (FTE) (5)	35.13%	33.67%	37.47%	146		(234)
Effective tax rate	23.70%	20.80%	17.62%	290		608
Adjusted effective tax rate (6)	23.70%	20.80%	17.62%	290	bps	608	bps

Refer to table footnotes on the following page.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9 (continued)
	Year Ended		December 31, 2025 Basis Point Change
	December 31, 2025	December 31, 2024	Yr-o-Yr
Return on average assets	1.70%	1.60%	10	bps
Adjusted return on average assets (2)	1.70%	1.59%	11
Return on average common equity	16.01%	15.93%	8
Adjusted return on average common equity (2)	15.96%	15.88%	8
Return on average TCE (3)	16.99%	17.05%	(6)
Adjusted return on average TCE (3)	16.93%	16.99%	(6)
Interest rate spread	2.42%	2.07%	35
Adjusted interest rate spread (4)	2.38%	2.07%	31
Net interest margin	3.41%	3.27%	14
Adjusted net interest margin (4)	3.37%	3.27%	10
Average loan yield	6.40%	6.67%	(27)
Adjusted average loan yield (4)	6.34%	6.67%	(33)
Yield on average interest-earning assets	5.73%	6.01%	(28)
Adjusted yield on average interest-earning assets (4)	5.69%	6.01%	(32)
Average cost of interest-bearing deposits	3.24%	3.83%	(59)
Average cost of deposits	2.46%	2.88%	(42)
Average cost of funds	2.56%	3.02%	(46)
Operating noninterest expense/average assets	1.25%	1.24%	1
Efficiency ratio	35.69%	36.65%	(96)
Adjusted efficiency ratio (5)	35.41%	36.88%	(147)
Efficiency ratio (FTE) (5)	35.62%	36.59%	(97)
Adjusted efficiency ratio (FTE) (5)	35.34%	36.81%	(147)
Effective tax rate	23.20%	21.34%	186
Adjusted effective tax rate (6)	22.83%	21.34%	149	bps

				December 31, 2025 Basis Point Change
	December 31, 2025	September 30, 2025	December 31, 2024	Qtr-o-Qtr	Yr-o-Yr
Loan-to-deposit ratio	84.82%	83.78%	85.04%	104	(22)

(1)Annualized except for efficiency ratio and effective tax rate.
(2)Adjusted return on average assets and adjusted return on average common equity are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 14.
(3)Return on average TCE and adjusted return on average TCE are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 16.
(4)Adjusted interest rate spread, adjusted net interest margin, adjusted average loan yield and adjusted yield on average interest-earning assets are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 12.
(5)Adjusted efficiency ratio, efficiency ratio (FTE) and adjusted efficiency ratio (FTE) are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 15.
(6)Adjusted effective tax rate is a non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 10

		Three Months Ended December 31, 2025
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
ALLL, September 30, 2025		$441,538	$227,167	$35,187	$18,530	$60,876	$6,113	$1,109	$790,520
Provision for (reversal of) credit losses on loans	(a)	43,968	(3,839)	1,358	(3,065)	(7,611)	(306)	293	30,798
Gross charge-offs		(10,532)	(1,989)	(1)	—	(48)	(6)	(26)	(12,602)
Gross recoveries		417	155	11	3	246	3	—	835
Total net (charge-offs) recoveries		(10,115)	(1,834)	10	3	198	(3)	(26)	(11,767)
Foreign currency translation adjustment		222	—	—	—	—	—	—	222
ALLL, December 31, 2025		$475,613	$221,494	$36,555	$15,468	$53,463	$5,804	$1,376	$809,773

		Three Months Ended September 30, 2025
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
ALLL, June 30, 2025		$442,291	$212,618	$29,073	$17,856	$51,997	$5,256	$1,325	$760,416
ALLL recognized on purchased credit-deteriorated (“PCD”) loans		18,175	—	—	—	—	—	—	18,175
(Reversal of) provision for credit losses on loans	(a)	(992)	14,552	6,101	671	8,873	854	(143)	29,916
Gross charge-offs		(25,325)	(5)	—	—	—	—	(73)	(25,403)
Gross recoveries		7,236	2	13	3	6	3	—	7,263
Total net (charge-offs) recoveries		(18,089)	(3)	13	3	6	3	(73)	(18,140)
Foreign currency translation adjustment		153	—	—	—	—	—	—	153
ALLL, September 30, 2025		$441,538	$227,167	$35,187	$18,530	$60,876	$6,113	$1,109	$790,520

		Three Months Ended December 31, 2024
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
ALLL, September 30, 2024		$378,315	$221,244	$31,782	$12,208	$48,231	$3,210	$1,495	$696,485
Provision for (reversal of) credit losses on loans	(a)	66,318	(2,634)	149	5,286	(3,416)	(81)	3,921	69,543
Gross charge-offs		(62,021)	(1)	(4)	—	—	(5)	(3,922)	(65,953)
Gross recoveries		2,140	68	190	3	1	8	—	2,410
Total net (charge-offs) recoveries		(59,881)	67	186	3	1	3	(3,922)	(63,543)
Foreign currency translation adjustment		(433)	—	—	—	—	—	—	(433)
ALLL, December 31, 2024		$384,319	$218,677	$32,117	$17,497	$44,816	$3,132	$1,494	$702,052

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 10 (continued)

		Year Ended December 31, 2025
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
ALLL, December 31, 2024		$384,319	$218,677	$32,117	$17,497	$44,816	$3,132	$1,494	$702,052
ALLL recognized on PCD loans		18,175	—	—	—	—	—	—	18,175
Provision for (reversal of) credit losses on loans	(a)	106,941	26,825	4,386	(45)	8,398	2,656	(229)	148,932
Gross charge-offs		(44,996)	(24,237)	(8)	(1,996)	(57)	(6)	(152)	(71,452)
Gross recoveries		10,721	229	60	12	306	22	263	11,613
Total net (charge-offs) recoveries		(34,275)	(24,008)	52	(1,984)	249	16	111	(59,839)
Foreign currency translation adjustment		453	—	—	—	—	—	—	453
ALLL, December 31, 2025		$475,613	$221,494	$36,555	$15,468	$53,463	$5,804	$1,376	$809,773

		Year Ended December 31, 2024
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
ALLL, December 31, 2023		$392,685	170,592	34,375	10,469	55,018	3,947	$1,657	$668,743
Provision for (reversal of) credit losses on loans	(a)	110,791	61,908	(2,684)	9,114	(10,176)	(873)	4,096	172,176
Gross charge-offs		(125,413)	(14,236)	(10)	(2,289)	(35)	(15)	(4,259)	(146,257)
Gross recoveries		6,505	413	436	203	9	73	—	7,639
Total net (charge-offs) recoveries		(118,908)	(13,823)	426	(2,086)	(26)	58	(4,259)	(138,618)
Foreign currency translation adjustment		(249)	—	—	—	—	—	—	(249)
ALLL, December 31, 2024		$384,319	$218,677	$32,117	$17,497	$44,816	$3,132	$1,494	$702,052

		Three Months Ended			Year Ended
($ in thousands)		December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$48,390	$45,307	$39,062	$39,526	$37,698
Provision for credit losses on unfunded credit commitments	(b)	302	3,084	457	9,168	1,824
Foreign currency translation adjustment		(2)	(1)	7	(4)	4
Allowance for unfunded credit commitments, end of period (1)		$48,690	$48,390	$39,526	$48,690	$39,526

Provision for credit losses:
Provision for credit losses on loans and unfunded credit commitments	(a)+(b)	$31,100	$33,000	$70,000	$158,100	$174,000
(Reversal of) provision for credit losses on AFS debt securities	(c)	(1,100)	3,000	—	1,900	—
Total provision for credit losses	(a)+(b)+(c)	$30,000	$36,000	$70,000	$160,000	$174,000

(1)Included in Accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS, CREDIT QUALITY RATIOS AND
COMPOSITION OF ALLOWANCE BY PORTFOLIO
($ in thousands)
(unaudited)
Table 11

Criticized Loans	December 31, 2025	September 30, 2025	December 31, 2024
Special mention loans	$344,876	$422,751	$447,290
Classified loans	796,273	768,568	725,863
Total criticized loans (1)	$1,141,149	$1,191,319	$1,173,153

(1)Excludes loans HFS.

Nonperforming Assets	December 31, 2025	September 30, 2025	December 31, 2024
Nonaccrual loans:
Commercial:
C&I	$52,244	$70,065	$86,165
Total CRE	66,648	29,772	18,318
Consumer:
Total residential mortgage	46,808	57,024	54,469
Other consumer	142	73	66
Total nonaccrual loans	165,842	156,934	159,018
Other real estate owned, net	21,183	24,208	35,077
Nonperforming loans HFS	20,976	19,596	—
Total nonperforming assets	$208,001	$200,738	$194,095

Credit Quality Ratios	December 31, 2025	September 30, 2025	December 31, 2024
Annualized quarterly net charge-offs to average loans HFI	0.08%	0.13%	0.48%
Annual net charge-offs to average loans HFI	0.11%	N/A	0.26%
Special mention loans to loans HFI	0.61%	0.76%	0.83%
Classified loans to loans HFI	1.40%	1.38%	1.35%
Criticized loans to loans HFI	2.01%	2.14%	2.18%
Nonperforming assets to total assets	0.26%	0.25%	0.26%
Nonaccrual loans to loans HFI	0.29%	0.28%	0.30%
ALLL to loans HFI	1.42%	1.42%	1.31%

Composition of ALLL by Portfolio	December 31, 2025		September 30, 2025		December 31, 2024
Loan Category	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI
C&I	$475,613	2.55%	$441,538	2.45%	$384,319	2.21%
Total CRE	273,517	1.29	280,884	1.33	268,291	1.32
Multifamily	36,555	0.72	35,187	0.70	32,117	0.65
Office	62,091	2.78	64,211	2.93	68,015	3.20
All other CRE	174,871	1.26	181,486	1.31	168,159	1.27
Residential mortgage & consumer	60,643	0.36	68,098	0.41	49,442	0.31
Total loans	$809,773	1.42%	$790,520	1.42%	$702,052	1.31%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
Management believes that presenting the adjusted average C&I and loan yields, adjusted yield on average interest-earning assets, adjusted interest rate spread, and adjusted net interest margin that exclude the Q3 2025 impact of discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans provide clarity to financial statement users regarding the changes in yields and margins, and allows comparability to current and prior periods.

		Three Months Ended						Year Ended
Average C&I loan yield		December 31, 2025		September 30, 2025		December 31, 2024		December 31, 2025	December 31, 2024
Interest income on C&I loans	(a)	$299,013		$345,947		$317,374		$1,242,165	$1,294,451
Less: Loan payoff discount accretion and interest recoveries		—		(32,296)		—		(32,296)	—
Adjusted interest income on loans	(b)	$299,013		$313,651		$317,374		$1,209,869	$1,294,451

Average C&I loans	(c)	$17,747,561		$17,799,708		$17,010,327		$17,447,333	$16,492,472

Average C&I loan yield	(a)/(c)	6.68%	(1)	7.71%	(1)	7.42%	(1)	7.12%	7.85%
Adjusted average C&I loan yield	(b)/(c)	6.68%	(1)	6.99%	(1)	7.42%	(1)	6.93%	7.85%

Average loan yield
Interest income on loans	(d)	$869,036		$919,518		$868,796		$3,494,661	$3,490,979
Less: Loan payoff discount accretion and interest recoveries		—		(32,296)		—		(32,296)	—
Adjusted interest income on loans	(e)	$869,036		$887,222		$868,796		$3,462,365	$3,490,979

Average loans	(f)	$55,640,396		$55,208,578		$53,201,261		$54,624,959	$52,368,780

Average loan yield	(d)/(f)	6.20%	(1)	6.61%	(1)	6.50%	(1)	6.40%	6.67%
Adjusted average loan yield	(e)/(f)	6.20%	(1)	6.38%	(1)	6.50%	(1)	6.34%	6.67%

Yield on average interest-earning assets
Interest and dividend income	(g)	$1,072,863		$1,129,732		$1,059,266		$4,293,396	$4,193,196
Less: Loan payoff discount accretion and interest recoveries		—		(32,296)		—		(32,296)	—
Adjusted interest and dividend income	(h)	$1,072,863		$1,097,436		$1,059,266		$4,261,100	$4,193,196

Average interest-earning assets	(i)	$76,643,821		$76,206,138		$72,150,099		$74,882,487	$69,718,884

Yield on average interest-earning assets	(j)=(g)/(i)	5.55%	(1)	5.88%	(1)	5.84%	(1)	5.73%	6.01%
Adjusted yield on average interest-earning assets	(k)=(h)/(i)	5.55%	(1)	5.71%	(1)	5.84%	(1)	5.69%	6.01%

Interest rate spread
Interest on average interest-bearing liabilities	(l)	3.11%	(1)	3.34%	(1)	3.71%	(1)	3.31%	3.94%

Interest rate spread	(j)-(l)	2.44%		2.54%		2.13%		2.42%	2.07%
Adjusted interest rate spread	(k)-(l)	2.44%		2.37%		2.13%		2.38%	2.07%

Net interest margin
Net interest income	(m)	$657,824		$677,530		$587,626		$2,552,629	$2,278,716
Less: Loan payoff discount accretion and interest recoveries		—		(32,296)		—		(32,296)	—
Adjusted net interest income	(n)	$657,824		$645,234		$587,626		$2,520,333	$2,278,716

Average interest-earning assets	(o)	$76,643,821		$76,206,138		$72,150,099		$74,882,487	$69,718,884

Net interest margin	(m)/(o)	3.41%	(1)	3.53%	(1)	3.24%	(1)	3.41%	3.27%
Adjusted net interest margin	(n)/(o)	3.41%	(1)	3.36%	(1)	3.24%	(1)	3.37%	3.27%

(1)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
On June 30, 2025, California approved the single sales factor apportionment method (“CA SSF”) for financial institutions for the 2025 tax year, which resulted in $6 million of additional income tax expense recorded in the second quarter of 2025. The table below provides the computation of the Company’s effective tax rate and adjusted effective tax rate excluding the impact of the CA SSF. Management believes that presenting the adjusted effective tax rate computation allows comparability to prior periods.

		Three Months Ended			Year Ended
		December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Income tax expense	(a)	$110,678	$96,730	$62,709	$400,272	$316,275
Less: Impact of the CA SSF	(b)	—	—	—	(6,391)	—
Adjusted income tax expense	(c)=(a)+(b)	$110,678	$96,730	$62,709	$393,881	$316,275

Income before income taxes	(d)	466,949	465,124	355,824	1,725,460	1,481,861

Effective tax rate	(a)/(d)	23.70%	20.80%	17.62%	23.20%	21.34%
Less: Impact of the CA SSF	(b)/(d)	—%	—%	—%	(0.37)%	—%
Adjusted effective tax rate	(c)/(d)	23.70%	20.80%	17.62%	22.83%	21.34%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14
Adjusted net income and adjusted diluted EPS represent net income and diluted EPS adjusted for the following tax-effected impacts: discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans, change in equity award expense recognition for retirement eligible employees, FDIC special assessment and DC Solar adjustments; and the impact of the CA SSF. Management believes that presenting the computations of the adjusted net income, adjusted diluted EPS, adjusted return on average assets and adjusted return on average common equity that exclude the aforementioned tax-effected adjustments and the impact of the CA SSF provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.
•Discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans are included in Interest and dividend income on the Condensed Consolidated Statement of Income.
•During the fourth and third quarters of 2025, the Company recorded $4 million and $27 million, respectively, of additional compensation due to the change in equity award expense recognition for retirement eligible employees (included in Compensation and employee benefits on the Condensed Consolidated Statement of Income).
•FDIC special assessment reversals/charges are included in Deposit insurance premiums and regulatory assessments on the Condensed Consolidated Statement of Income.
•Recoveries related to the Company’s investment in DC Solar are included in Amortization of tax credit and CRA investments, Other investment income (as applicable) and Other operating expense (as applicable) on the Condensed Consolidated Statement of Income.

		Three Months Ended						Year Ended
		December 31, 2025		September 30, 2025		December 31, 2024		December 31, 2025	December 31, 2024
Net income	(a)	$356,271		$368,394		$293,115		$1,325,188	$1,165,586
Less: Loan payoff discount accretion and interest recoveries	(b)	—		(32,296)		—		(32,296)	—
Add: Change in equity award expense recognition for retirement eligible employees	(b)	4,328		27,141		—		31,469	—
Less/Add: FDIC special assessment (reversal) charge	(b)	(6,874)		(1,927)		(3,385)		(8,801)	8,800
Less: DC Solar recoveries	(b)	(4,997)		(50)		(343)		(5,047)	(14,690)
Tax effects of adjustments (1)	(b)	2,114		2,010		1,109		4,112	1,751
Add: Impact of the CA SSF	(b)	—		—		—		6,391	—
Adjusted net income	(c)=(a)+∑(b)	$350,842		$363,272		$290,496		$1,321,016	$1,161,447

Diluted weighted-average number of shares outstanding	(d)	139,102		138,942		139,883		139,130	139,958
Diluted EPS	(e)	$2.55		$2.65		$2.10		$9.52	$8.33
Less: Loan payoff discount accretion and interest recoveries	(f)	—		(0.23)		—		(0.23)	—
Add: Change in equity award expense recognition for retirement eligible employees	(f)	0.03		0.19		—		0.23	—
Less/Add: FDIC special assessment (reversal) charge	(f)	(0.05)		(0.01)		(0.03)		(0.06)	0.06
Less: DC Solar recoveries	(f)	(0.03)		—		—		(0.04)	(0.10)
Tax effects of adjustments (1)	(f)	0.02		0.01		0.01		0.03	0.01
Add: Impact of the CA SSF	(f)	—		—		—		0.04	—
Adjusted diluted EPS	(g)=(e)+∑(f)	$2.52		$2.61		$2.08		$9.49	$8.30

Average total assets	(h)	$79,741,088		$79,310,698		$75,121,440		$77,899,862	$72,821,842
Average stockholders’ equity	(i)	$8,774,315		$8,381,214		$7,731,324		$8,276,408	$7,315,174
Return on average assets	(a)/(h)	1.77%	(2)	1.84%	(2)	1.55%	(2)	1.70%	1.60%
Adjusted return on average assets	(c)/(h)	1.75%	(2)	1.82%	(2)	1.54%	(2)	1.70%	1.59%
Return on average common equity	(a)/(i)	16.11%	(2)	17.44%	(2)	15.08%	(2)	16.01%	15.93%
Adjusted return on average common equity	(c)/(i)	15.86%	(2)	17.20%	(2)	14.95%	(2)	15.96%	15.88%

(1)Applied statutory tax rate of 28.02% for the three and twelve months ended December 31, 2025. Applied statutory tax rate of 28.18% for the three months ended September 30, 2025. Applied statutory tax rate of 29.73% for the three and twelve months ended December 31, 2024.
(2)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 15
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Non-GAAP measures used consist of FTE net interest income and total revenue. The FTE adjustment relates to tax exempt interest on certain investment securities and loans. Adjusted total revenue and adjusted total revenue (FTE) reflect the adjustments related to the discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans and DC Solar recoveries (as applicable). Adjusted noninterest expense reflects the change in equity award expense recognition for retirement eligible employees, the FDIC special assessment and DC Solar recoveries.

Efficiency ratio (FTE) represents noninterest expense divided by total revenue (FTE). Adjusted efficiency ratio and adjusted efficiency ratio (FTE) reflect the impacts of the aforementioned adjustments. Pre-tax, pre-provision income represents total revenue (FTE) less noninterest expense. Adjusted pre-tax, pre-provision income represents adjusted total revenue (FTE) less adjusted noninterest expense.
		Three Months Ended			Year Ended
		December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net interest income before provision for credit losses	(a)	$657,824	$677,530	$587,626	$2,552,629	$2,278,716
FTE adjustment	(b)	830	1,887	1,276	5,466	4,767
FTE net interest income before provision for credit losses	(c)=(a)+(b)	658,654	679,417	588,902	2,558,095	2,283,483
Total noninterest income	(d)	100,430	100,517	88,166	379,227	335,218
Total revenue	(e)=(a)+(d)	758,254	778,047	675,792	2,931,856	2,613,934
Total revenue (FTE)	(f)=(c)+(d)	$759,084	$779,934	$677,068	$2,937,322	$2,618,701
Less: Loan payoff discount accretion and interest recoveries	(g)	—	(32,296)	—	(32,296)	—
Less: DC Solar recoveries (1)	(g)	(3,337)	—	—	(3,337)	—
Adjusted total revenue	(h)=(e)+∑(g)	754,917	745,751	675,792	2,896,223	2,613,934
Adjusted total revenue (FTE)	(i)=(f)+∑(g)	$755,747	$747,638	$677,068	$2,901,689	$2,618,701

Total noninterest expense	(j)	$261,305	$276,923	$249,968	$1,046,396	$958,073
Less: Change in equity award expense recognition for retirement eligible employees	(k)	(4,328)	(27,141)	—	(31,469)	—
Add/less: FDIC special assessment reversal (charge)	(k)	6,874	1,927	3,385	8,801	(8,800)
Add: DC Solar recoveries (2)	(k)	1,660	50	343	1,710	14,690
Adjusted noninterest expense	(l)=(j)+∑(k)	$265,511	$251,759	$253,696	$1,025,438	$963,963

Efficiency ratio	(j)/(e)	34.46%	35.59%	36.99%	35.69%	36.65%
Adjusted efficiency ratio	(l)/(h)	35.17%	33.76%	37.54%	35.41%	36.88%
Efficiency ratio (FTE)	(j)/(f)	34.42%	35.51%	36.92%	35.62%	36.59%
Adjusted efficiency ratio (FTE)	(l)/(i)	35.13%	33.67%	37.47%	35.34%	36.81%
Pre-tax, pre-provision income	(f)-(j)	$497,779	$503,011	$427,100	$1,890,926	$1,660,628
Adjusted pre-tax, pre-provision income	(i)-(l)	$490,236	$495,879	$423,372	$1,876,251	$1,654,738

(1)Included in Other investment income for the three and twelve months ended December 31, 2025.
(2)Amounts were included in Amortization of tax credit and CRA investments, except for $700 thousand which was included in Other operating expense for the three and twelve months ended December 31, 2025.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 16

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible book value, tangible book value per share and TCE ratio are non-GAAP financial measures. Tangible book value and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and mortgage servicing assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and are used by banking regulators and analysts, the Company has included them below for discussion.

		December 31, 2025	September 30, 2025	December 31, 2024
Common stock		$170	$170	$170
Additional paid-in capital		2,111,316	2,096,227	2,030,712
Retained earnings		8,301,522	8,028,882	7,311,542
Treasury stock		(1,168,196)	(1,166,922)	(1,034,110)
Accumulated other comprehensive income:
AFS debt securities net unrealized losses		(353,233)	(383,621)	(542,152)
Cash flow hedges net unrealized gains (losses)		28,209	30,425	(20,787)
Foreign currency translation adjustments		(20,586)	(22,361)	(22,321)
Total accumulated other comprehensive loss		(345,610)	(375,557)	(585,260)
Stockholders’ equity	(a)	$8,899,202	$8,582,800	$7,723,054
Less: Goodwill		(465,697)	(465,697)	(465,697)
Mortgage servicing assets		(4,119)	(4,362)	(5,234)
Tangible book value	(b)	$8,429,386	$8,112,741	$7,252,123
Number of common shares at period-end	(c)	137,579	137,568	138,437
Book value per share	(a)/(c)	$64.68	$62.39	$55.79
Tangible book value per share	(b)/(c)	$61.27	$58.97	$52.39
Total assets	(d)	$80,434,997	$79,669,531	$75,976,475
Less: Goodwill		(465,697)	(465,697)	(465,697)
Mortgage servicing assets		(4,119)	(4,362)	(5,234)
Tangible assets	(e)	$79,965,181	$79,199,472	$75,505,544
Total stockholders’ equity to assets ratio	(a)/(d)	11.06%	10.77%	10.17%
TCE ratio	(b)/(e)	10.54%	10.24%	9.60%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 16 (continued)

Return on average TCE represents tangible net income divided by average tangible book value. Tangible net income excludes the after-tax impacts of the amortization of mortgage servicing assets. Adjusted return on average TCE represents adjusted tangible net income divided by average tangible book value. Adjusted tangible net income is tangible net income excluding the following tax-effected impacts: discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans, change in equity award expense recognition for retirement eligible employees, FDIC special assessment and DC Solar adjustments, and the impact of the CA SSF. Given that the use of such measures and ratios is more prevalent in the banking industry, and are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Year Ended
		December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income	(f)	$356,271	$368,394	$293,115	$1,325,188	$1,165,586
Add: Amortization of mortgage servicing assets		249	266	334	1,124	1,322
Tax effect of amortization adjustment (1)		(70)	(75)	(99)	(315)	(393)
Tangible net income	(g)	$356,450	$368,585	$293,350	$1,325,997	$1,166,515
Less: Loan payoff discount accretion and interest recoveries		—	(32,296)	—	(32,296)	—
Add: Change in equity award expense recognition for retirement eligible employees		4,328	27,141	—	31,469	—
Less/Add: FDIC special assessment (reversal) charge		(6,874)	(1,927)	(3,385)	(8,801)	8,800
Less: DC Solar recoveries		(4,997)	(50)	(343)	(5,047)	(14,690)
Tax effects of adjustments (1)		2,114	2,010	1,109	4,112	1,751
Add: Impact of the CA SSF		—	—	—	6,391	—
Adjusted tangible net income	(h)	$351,021	$363,463	$290,731	$1,321,825	$1,162,376
Average stockholders’ equity	(i)	$8,774,315	$8,381,214	$7,731,324	$8,276,408	$7,315,174
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,697)
Average mortgage servicing assets		(4,270)	(4,534)	(5,445)	(4,684)	(5,953)
Average tangible book value	(j)	$8,304,348	$7,910,983	$7,260,182	$7,806,027	$6,843,524
Return on average common equity (2)	(f)/(i)	16.11%	17.44%	15.08%	16.01%	15.93%
Return on average TCE (2)	(g)/(j)	17.03%	18.48%	16.07%	16.99%	17.05%
Adjusted return on average TCE (2)	(h)/(j)	16.77%	18.23%	15.93%	16.93%	16.99%

(1)Applied statutory tax rate of 28.02% for the three and twelve months ended December 31, 2025. Applied statutory tax rate 28.18% for the three months ended September 30, 2025. Applied statutory tax rate of 29.73% for the three and twelve months ended December 31, 2024.
(2)Annualized.